Loar Holdings Inc. Completes Acquisition of Applied Avionics, Inc.

August 26, 2024

White Plains, August 26, 2024 /ACCESSWIRE/ -- Loar Holdings Inc. (NYSE: LOAR) (“Loar,” “we” and “our”), today announced that it has completed the previously announced acquisition of Applied Avionics, Inc. (“Applied Avionics”) for approximately $385 million in cash.

Applied Avionics designs, develops, and manufactures highly engineered interface solutions for avionics and other aerospace and defense electronics. Applied Avionics’ brands, VIVISUN® and NEXSYS®, are the preferred choices of leading aircraft retrofit providers, military prime contractors, Tier 1 suppliers, and OEMs, among others, reflecting Applied Avionics’ passion for exceptional customer service, world-class quality and reputation as an innovative solutions provider. Applied Avionics maintains headquarters and manufacturing operations at its facility in Fort Worth, Texas.

As previously announced, Loar expects that Applied Avionics’ net sales and Adjusted EBITDA for the year ending December 31, 2024, will be approximately $40 million and $21 million, respectively. Loar also expects to receive tax benefits of approximately $45 million as a result of the transaction. Following the acquisition’s completion, Loar projects its net-debt-to-EBITDA ratio to be less than 4.0x.

About Loar Holdings Inc.

Loar Holdings Inc. is a diversified manufacturer and supplier of niche aerospace and defense components that are essential for today's aircraft and aerospace and defense systems. Loar has established relationships across leading aerospace and defense original equipment manufacturers and Tier Ones worldwide.

Forward Looking Statements

This press release includes express or implied forward-looking statements. Forward-looking statements include all statements that are not historical facts including those that reflect our current views with respect to, among other things, Loar’s ability to timely close on the acquisition of Applied Avionics, Loar’s ability to finance such acquisition and the expected financial performance of Applied Avionics. The words "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future," "will," "seek," "foreseeable," the negative version of these words or similar terms and phrases may identify forward-looking statements in this press release, but the absence of these words does not mean that a statement is not forward-looking.

Actual results may differ materially from our expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following: the almost exclusive focus of our business on the aerospace and defense industry; our heavy reliance on certain customers for a significant portion of our sales; the fact that we have in the past consummated acquisitions and our intention to continue to pursue acquisitions, and that our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations; and the other risks and uncertainties described under "Risk Factors" of Loar's Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the Securities and Exchange Commission ("SEC") on August 13, 2024, and other periodic reports filed by Loar from time to time with the SEC.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release. Any forward-looking statement made by us in this press release speaks only as of the date of this press release and is expressly qualified in its entirety by the cautionary statements included in this press release. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise, except as may be required by any applicable law.

Contact

Ian McKillop

Loar Group Investor Relations

IR@loargroup.com